Exhibit 23.01
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Annual Report (Form 10-K) of Intuit Inc. of our reports dated September 12, 2007, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc., included in the 2007 Annual Report (Form 10-K) of Intuit Inc.
We also consent to the incorporation by reference in the following Registration Statements:

Form S-8 No.	Plan
33-59458	1988 Option Plan; Intuit Inc. 1993 Equity Incentive Plan; Non-Plan Officer Options

33-73222	Intuit Inc. 1993 Equity Incentive Plan; Chipsoft Plan

33-95040	Intuit Inc. 1993 Equity Incentive Plan; Personal News Options

333-16827	Intuit Inc. 1993 Equity Incentive Plan

333-16829	Intuit Inc. 1996 Directors Stock Option Plan; Intuit Inc. 1996 Employee Stock Purchase Plan

333-20361	Options to Purchase Common Stock

333-45277	Intuit Inc. 1996 Directors Stock Option Plan

333-45285	Intuit Inc. 1996 Employee Stock Purchase Plan

333-45287	Intuit Inc. 1993 Equity Incentive Plan

333-53322	Options Granted Under The Apps.Com, Inc. 1999 Equity Incentive Plan And Assumed By Intuit Inc.

333-53324	Options Granted Under The EmployeeMatters, Inc. 1999 Stock Option Plan And Assumed By Intuit Inc.

333-51692	Intuit Inc. 1996 Employee Stock Purchase Plan

333-51694	Intuit Inc. 1993 Equity Incentive Plan

333-51698	Intuit Inc. 1996 Directors Stock Option Plan

333-51700	Intuit Inc. Restricted Stock Purchase Agreements

333-68851	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

333-71099	Intuit Inc. 1993 Equity Incentive Plan

333-71101	Intuit Inc. 1996 Directors Stock Option Plan

333-71103	Intuit Inc. 1996 Employee Stock Purchase Plan

333-78041	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

333-81324	Intuit Inc. 1996 Directors Stock Option Plan

Form S-8 No.	Plan
333-81328	Intuit Inc. 1996 Employee Stock Purchase Plan

333-81446	Intuit Inc. 2002 Equity Incentive Plan

333-84385	Options Granted Under The Boston Light Software Corp. 1999 Amended And Restated Option/Stock Issuance Plan and Assumed By Intuit Inc.

333-91056	Options Granted Under CBS Employer Services, Inc. 2000 Stock Option/Stock Issuance Plan and Assumed By Intuit Inc.

333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan

333-92515	Intuit Inc. 1996 Directors Stock Plan

333-92517	Intuit Inc. 1993 Equity Incentive Plan

333-102213	Intuit Inc. 2002 Equity Incentive Plan; Intuit Inc. 1996 Employee Stock Purchase Plan; Intuit Inc. 1996 Director Stock Option Plan

333-112140	Intuit Inc. 1996 Employee Stock Purchase Plan

333-112170	Intuit Inc. 2005 Equity Incentive Plan

333-130453	Intuit Inc. 2005 Equity Incentive Plan

333-137352	StepUp Commerce, Inc. 2004 Stock Incentive Plan

333-139452	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-140568	Digital Insight Corporation 1997 Stock Plan; Digital Insight Corporation 1999 Stock Incentive Plan; 1997 Stock Plan of AnyTime Access, Inc.

Form S-3 No.	Prospectus
333-50417	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-63739	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-54610	$1,000,000,000 in the aggregate of common stock, preferred stock and debt securities

Form S-4 No.	Prospectus
333-71097	$500,000,000 in the aggregate of common stock
of our reports dated September 12, 2007, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc., included in this Annual Report (Form 10-K) for the year ended July 31, 2007.
/s/ ERNST & YOUNG LLP
San Jose, California
September 12, 2007